UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 21, 2024
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	98-1436377
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Buiding B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2024, Establishment Labs Holdings Inc. (the “Company”) entered into a Second Amendment to Credit Agreement and Guaranty with Oaktree Fund Administration, LLC, as administrative agent, and the other parties thereto (the “Amendment”), which amends the terms of that certain Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, the “Agreement”). Capitalized terms used in this report and not otherwise defined have the definitions ascribed to them in the Agreement.

The Amendment extends the Commitment Termination Date (i) with respect to the commitments applicable to the Tranche C Term Loans, from March 31, 2024 to December 31, 2024, and (ii) with respect to the commitments applicable to the Tranche D Term Loans, from December 31, 2024 to June 30, 2025. Furthermore, the Amendment increases the interest rate applicable to Tranche C Term Loans and Tranche D Term Loans from 9.0% per annum to 10.0% per annum. The Yield Protection Premium applicable to the Tranche C Term Loans and Tranche D Term Loans is also modified to provide for a make whole plus 4% for any prepayments of the Tranche C Term Loans and Tranche D Term Loans during the one year period after their advance, and otherwise the existing prepayment premium schedule is preserved. Finally, the milestones triggering the availability of the Tranche C Term Loans and Tranche D Term Loans are modified by the Amendment to (i) provide for availability of the Tranche C Term Loans upon FDA approval of Motiva Implants for augmentation use in the U.S. and remove the alternative to trigger availability of Tranche C Term Loans upon achieving trailing twelve month gross sales of $185 million, and (ii) provide for availability of the Tranche D Term Loans upon achieving trailing twelve month gross sales of $195 million (reduced from $225 million). The funding of the Tranche C Term Loans will now be a condition to the funding of the Tranche D Term Loans. The terms of the Tranche A Term Loans and Tranche B Term Loans were not modified by the Amendment.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement and Guaranty, dated as of February 21, 2024, by and among Establishment Labs Holdings Inc., its subsidiaries party thereto as guarantors, the lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as administrative agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	February 22, 2024	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Chief Financial Officer